SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 31, 2000


                          Stevens International, Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                  1-9603              75-2159407
 ----------------------------     -----------         -------------
 (State or other jurisdiction     (Commission         (IRS Employer
    Of incorporation)             File Number)      Identification No.)


 5700 E. Belknap, Fort Worth, Texas                         76117
 -----------------------------------------------------------------------
 (Address of principal executive offices)

 Registrant's telephone number, including area code       (817) 831-3911





                        Page 1 of 4  Pages.

              Index to Exhibits appears at page 4.

 Item 5.  Other Events.


 A. On August 31, 2000, Stevens International, Inc. ("the Company") entered into a service/parts alliance with Graphic Systems Services ("GSS"), a privately owned company headquartered in Springboro, Ohio. GSS markets and manufactures web-fed printing systems for the worldwide packaging and specialty/commercial printing industries.

 The service/parts alliance between the Company and GSS is designed to better serve the parts and service needs of the combined companies customers and all current owners of printing presses and other equipment built by the companies formerly known as Stevens Graphics, Hamilton Tool, Schriber and all of their subsidiaries.

 GSS will produce, process and sell parts needed by customers for the Company's product lines, except banknote / currency products.


 B. On September 11, 2000, the Company announced it has entered into discussions for a possible combination with GSS. The combination would involve the issuance by Stevens International of shares of its Series A Common Stock for the Graphic Systems Services business. Terms of the potential transaction remain to be determined between the parties.

 The Series A Common Stock has not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements.


 Item 7.  Financial Statements and Exhibits.

 b) Exhibits - Press releases

      Service / Parts Alliance press release dated August 31, 2000

      Stevens International Considers Combination with GSS press release dated September 11, 2000

                             SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         STEVENS INTERNATIONAL, INC.



 Date: September 12, 2000                By: /s/ Paul I. Stevens
                                         ------------------------------
                                         Paul I. Stevens
                                         Chairman of the Board,
                                         Chief Executive Officer and
                                         Acting Chief Financial Officer

                         INDEX TO EXHIBITS


                                                               SEQUENTIALLY
      EXHIBIT                                                    NUMBERED
      NUMBER              EXHIBIT                                  PAGE
      ------              -------                                  ----
        2.1        Service/Parts Alliance press release

        2.2 Stevens International Considers Combination with GSS press release